                     SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                General Motors Corporation
.................................................................
       (Name of Registrant as Specified In Its Charter

.................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125  per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[ ] $500  per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       .............................................................

    2) Aggregate number of securities to which transaction applies:

       .............................................................

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

       .............................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................

                                          GENERAL MOTORS

                                          Notice of Annual Meeting
                                          of Stockholders
                                          and Proxy Statement


           [GM LOGO]

      Annual Meeting
        May 26, 1995
Holiday Inn Downtown
     700 King Street
Wilmington, Delaware

                           GENERAL MOTORS CORPORATION

                            NOTICE OF ANNUAL MEETING
                                                                  April 10, 1995

Dear Stockholder:

     We are pleased to invite you to attend the annual meeting of General Motors stockholders which will be held at 9:00 a.m. local time on Friday, May 26, 1995 at the Holiday Inn Downtown, 700 King Street, Wilmington, Delaware.

     As set forth in the attached Proxy Statement, the meeting will be held for the following purposes:

     ITEM NO. 1--to elect 13 directors;

     ITEM NO. 2--to ratify the selection of independent public accountants for the year 1995;

     ITEMS  NO.
     3 THROUGH 6--to take action upon 4 stockholder proposals;

and to act upon such other matters as may properly be brought before the meeting.

     Holders of record of Common Stock, $1 2/3 par value ("Common Stock"); Class E Common Stock, $0.10 par value ("Class E Common Stock"); and Class H Common Stock, $0.10 par value ("Class H Common Stock"), at the close of business on March 27, 1995, are entitled to vote at the meeting. It is requested that you read carefully the attached Proxy Statement for information on the matters to be considered and acted upon.

     In accordance with Delaware law, a list of General Motors common stockholders entitled to vote at the 1995 Annual Meeting will be available for examination at the offices of Richards, Layton & Finger, One Rodney Square, 920 King Street, 10th Floor, Wilmington, Delaware for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., and during the annual meeting.

     The format of the 1995 Annual Meeting will be modified from that of recent years. We plan to conduct a shorter meeting focused on business items including the election of directors and discussion and voting on management and stockholder proposals. Also, time will be allotted for stockholder questions and comments. There will be no ancillary events, such as a plant tour or "ride and drive."

     In concert with a new format for the annual meeting, we have instituted programs to offer more useful communications with our stockholders. An expanded number of Stockholder Forums are being held throughout the country with 12 planned for 1995-96. These meetings are intended to provide the owners of the company with the opportunity to interface with GM management in a less formal venue than the annual meeting. Through these regional meetings, GM management is able to reach a greater number of stockholders beyond those who are able to attend an annual meeting as well as to hear directly about stockholder issues and concerns. Also, we have established a toll-free number (1-800-331-9922) for stockholders to obtain information about the Corporation as well as their individual accounts. We hope that you share our enthusiasm regarding this new approach to enhance communications between stockholders and GM management.

     If you plan to attend the annual meeting, please enclose a note with your proxy indicating the number of tickets required for you and immediate family members together with your return address. Admittance cards will be mailed to you. Application for admittance may be made at the door for stockholders who do not receive tickets by mail.
     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD.

                                                  Cordially,

       SHARLENE A. VICKERY                    JOHN F. SMITH, JR.
            Secretary                Chief Executive Officer and President

                               TABLE OF CONTENTS

General Information for Stockholders                                     Page
  Proxy Procedure......................................................    ii
  Proxy Statement Proposals............................................    ii
  Directors............................................................    ii
  Basis for Selection of Nominees for Directors........................   iii
  Director Compensation................................................    iv
Proxy Statement
  ITEM NO. 1--Nomination and Election of Directors.....................     2
  Information about Nominees for Directors.............................     2
  Report of the Executive Compensation Committee.......................     9
  Executive Compensation Tables........................................    15

  ITEM NO. 2--   Ratification of the selection of Deloitte & Touche
                 LLP as independent
                 public accountants for the year 1995.................     24
  ITEM NO. 3--   Stockholder proposal regarding disclosure of
                 information concerning
                 political contributions..............................     25
  ITEM NO. 4--   Stockholder proposal to provide for cumulative
                 voting...............................................     27
  ITEM NO. 5--   Stockholder proposal regarding foreign military
                 sales................................................     29
  ITEM NO. 6--   Stockholder proposal regarding GM's operations in
                 Mexico...............................................     31
  Expenses of Solicitation............................................     33
  Other Matters.......................................................     34

                      GENERAL INFORMATION FOR STOCKHOLDERS

PROXY PROCEDURE

     Although many of our stockholders are unable to attend the annual meeting in person, stockholders have the opportunity to vote by means of the proxy solicited by the Board of Directors. When a proxy is returned properly executed, the shares represented thereby must be voted by the Proxy Committee as directed by the stockholder. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors. A stockholder may vote by ballot at the annual meeting, thereby cancelling any proxy previously given.

     The Proxy Committee, composed of three executive officers of the Corporation, J. F. Smith, Jr., J. M. Losh and H. J. Pearce, each of whom is authorized to act on behalf of the Committee, will vote all shares of common stocks represented by proxies signed and returned by stockholders. Proxies also authorize the Proxy Committee to vote the shares represented thereby on any matters not known at the time this Proxy Statement went to press that may properly be presented for action at the meeting.

     It is the policy of the Corporation that the stockholders be provided privacy in voting. The Corporation engages the services of an independent specialist to receive, inspect, count and tabulate proxies. Representatives of the independent specialist also act as judges at the annual meeting.

PROXY STATEMENT PROPOSALS

     At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the By-laws of the Corporation require that the selection of independent public accountants by the Audit Committee of the Board of Directors be submitted for stockholder ratification at each annual meeting. The Board of Directors also may submit other matters to the stockholders for action at the annual meeting.

     In addition to such matters presented by the Board of Directors, the stockholders may be asked to take action at the annual meeting upon one or more stockholder proposals. Occasionally, inquiries have been made as to why the Board of Directors opposes these proposals in the Proxy Statement.

     THE BOARD OF DIRECTORS DOES NOT DISAGREE WITH ALL STOCKHOLDER PROPOSALS SUBMITTED TO THE CORPORATION. WHEN THE BOARD FINDS THAT A STOCKHOLDER PROPOSAL IS CONSISTENT WITH THE BEST INTERESTS OF THE CORPORATION AND THE STOCKHOLDERS, IT NORMALLY CAN BE IMPLEMENTED WITHOUT NEED FOR A STOCKHOLDER VOTE. THE CORPORATION, OVER THE YEARS, HAS ADOPTED A NUMBER OF STOCKHOLDER PROPOSALS AND OTHER SUGGESTIONS. THUS, THE STOCKHOLDER PROPOSALS THAT APPEAR IN THE PROXY STATEMENT ARE THOSE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

     To meet the deadline for inclusion in the Corporation's Proxy Statement for the 1996 Annual Meeting, stockholder proposals intended to be presented at that meeting must be received by General Motors on or before December 13, 1995.

DIRECTORS

     The Board of Directors, which held a total of 11 meetings in 1994, is currently composed of 13 members. If all 13 nominees are elected by the stockholders at the annual meeting in May, the composition of the Board will be 12 directors whose principal occupation or employment is and has been outside General Motors and one director who is currently an officer of the Corporation.

     In addition to membership on the Board, most directors served on one or more of six Committees of the Board in 1994, covering a total of 36 memberships. The directors spend a considerable amount of time preparing for Board and Committee meetings and, in addition, are called upon for their counsel between meeting dates. In 1994, average attendance at Board and Committee meetings was 91%.

     The GM Director Retirement Plan covers all directors who retire after six years of service on the Board, reach age 70, and have not received certain benefits as former employees under the GM Salaried Program. Under this plan, each retired director would receive an annual cash benefit for life equivalent to the annual Board retainer fee in effect when he or she retires. Current directors will not receive a retainer for serving on GM's Corporate Advisory Council following their retirement from the Board.

BASIS FOR SELECTION OF NOMINEES FOR DIRECTORS

     The Committee on Director Affairs of the General Motors Board of Directors has responsibility to conduct continuing studies of the size and composition of the Board and, from time to time, make recommendations as to candidates for membership.

     The Committee on Director Affairs consists of Mr. Charles T. Fisher, III, Chairman, Mrs. Anne L. Armstrong and Messrs. Edmund T. Pratt, Jr., J. Willard Marriott, Jr., and John G. Smale, none of whom is or has been an employee of the Corporation. Five meetings of the Committee on Director Affairs were held in 1994.

     The Corporation's By-laws provide that each year, prior to the annual meeting of stockholders, the Committee on Director Affairs shall recommend to the Board those individuals who will constitute the nominees of the Board of Directors for the election of whom the Board will solicit proxies. As part of this process, the Committee reviews candidates recommended by stockholders of the Corporation. A stockholder who wishes to recommend an individual for Board membership may do so by writing to: Secretary, General Motors Corporation, New Center One Building, 3031 West Grand Boulevard, P.O. Box 33122, Detroit, Michigan 48232. Notice of intent to make a director nomination, or to bring before the meeting any matter other than a stockholder proposal submitted pursuant to Securities and Exchange Commission Rule 14a-8, must be received by the Secretary of the Corporation not more than 180 days and not less than 120 days in advance of the annual meeting. For the 1996 Annual Meeting, the applicable time period is November 26, 1995 through January 25, 1996.

     In considering potential new directors, the Committee on Director Affairs reviews individuals from various disciplines and backgrounds. Among the qualifications considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; and an appreciation of the relationship that a large industrial corporation must maintain with the changing needs of society. Since prominence and reputation in a particular profession or field of endeavor are what bring most persons to the Board's attention, there is the further consideration of whether the individual has the time available to devote to the work of the Board of Directors and one or more of its Committees.

     A majority of the nominees of the Board of Directors identified herein consists of individuals who, as of the date of their selection as nominees, have been determined by the Board of Directors to be Independent Directors as the term "Independent Director" is defined under Section 2.12 of the Corporation's By-laws, entitled "Independent Directors." (A copy of that By-law, adopted on January 7, 1991, is available to stockholders from the Secretary upon written request.) Generally, the By-law provides that individuals are "Independent Directors" if neither they nor their immediate relatives are or have been employed by the Corporation or a subsidiary in an executive capacity within the five years preceding the next annual meeting, and have no significant direct or indirect business relationships with the Corporation or its subsidiaries.

     An extensive review is also made of the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest, or other consideration that might prevent service on the Board of Directors. In making its selection, the Board of Directors bears in mind that the foremost responsibility of a GM director is to represent the interests of the stockholders as a whole.

DIRECTOR COMPENSATION

     For service on the Board, each non-employee director receives an annual retainer of $26,000 and an attendance fee of $1,000 for each Board meeting attended. Each non-employee director also receives under the deferral plan described below a grant of deferred stock units with a market value of $14,000, as part of the annual retainer fee. In addition, except as noted below, non-employee directors receive annual retainers of $6,000 for each committee of the Board on which they serve, and an attendance fee of $750 for each committee meeting attended. (There are six committees of the Board: Audit, Capital Stock, Director Affairs, Finance, Executive Compensation, and Public Policy.) Non-employee directors also receive a $1,000 per diem fee for special services and assignments requiring their attendance outside the scope of ordinary Board and Committee activities. At each director's option, all or any part of his or her compensation, except for the annual grant of deferred stock units, may be paid immediately or deferred as cash or stock under the deferral plan.

     Mr. John G. Smale serves as an ex-officio member of each of the Committees of the Board. Mr. Smale is being compensated on an annual basis as Chairman of the Board in the amount of $500,000 and is not compensated for Committee service as an ex-officio member. The Chairman of each of the six Board Committees receives an additional annual retainer of $5,000.

     Under a plan adopted by the Board, non-employee directors have the opportunity to make an irrevocable election, prior to the commencement of any year, to defer receipt of all or a portion of their compensation. At the option of the director, amounts deferred are credited with annual interest at the average pre-tax yield on the Corporation's U.S. cash portfolio, or converted into units of General Motors common stocks to be credited with dividend equivalents in the form of additional stock units. Distribution of amounts accumulated is not available until after termination of service on the Board.

     Non-employee directors of the Corporation are not eligible to participate in the Incentive Program, Savings-Stock Purchase Program or the Retirement Program.

     Employee directors of the Corporation are not paid any fees or remuneration, as such, for service on the Board or on any Board Committee.

                           GENERAL MOTORS CORPORATION
               3044 WEST GRAND BOULEVARD, DETROIT, MICHIGAN 48202
                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153

   PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 1995

     This Proxy Statement is furnished to stockholders of General Motors Corporation in connection with the solicitation, by order of the Board of Directors of General Motors Corporation, of proxies to be used at the annual meeting of stockholders of the Corporation. The accompanying form of proxy represents your holdings of Common Stock, Class E Common Stock and Class H Common Stock in the registered account name shown on the proxy. It is expected that this Proxy Statement and enclosed form of proxy will be mailed commencing Monday, April 10, 1995, to each stockholder entitled to vote.

     After the enclosed form of proxy is duly executed and returned, a stockholder may nevertheless revoke it at any time to the extent it has not been exercised, by return of a duly executed written notice of revocation or by return of a duly executed subsequent proxy or by voting at the annual meeting. The shares represented by the proxy will be voted unless the proxy is received in such form or at such time as to render it not votable. The proxy is in ballot form so that a specification may be made to grant or withhold authority to vote for election of the Board of Directors, or any of them, and to indicate whether the stockholder wishes to vote for or against, or abstain from voting upon, each of the five proposals.

     If a stockholder is a participant in the General Motors Savings-Stock Purchase Program for Salaried Employees in the United States, the General Motors Personal Savings Plan for Hourly-Rate Employees in the United States, the General Motors Canadian Savings-Stock Purchase Program, the EDS Stock Purchase Plan, the EDS Deferred Compensation Plan, the EDS Stock Incentive Plan, the Hughes Aircraft Company Salaried Employees' Thrift and Savings Plan, the Hughes Aircraft Company Tucson Bargaining Employees' Thrift and Savings Plan, the Hughes Aircraft Company California Hourly Employees' Thrift and Savings Plan, the Hughes Thrift and Savings Plan, the Saturn Individual Savings Plan for Union-Represented Employees, the Saturn Personal Choices Savings Plan for Non-Represented Employees or the GMAC Mortgage Corporation Savings Incentive Plan, the proxy card will also serve as a voting instruction for the trustees, plan committees or independent fiduciaries of those plans where all registrations are identical. With the exception of the EDS Deferred Compensation Plan, shares in these plans cannot be voted unless the card is signed and returned. If voting instructions are not received for shares in the EDS Deferred Compensation Plan, those shares will be voted by the Trustee, Plan Committee or Independent Fiduciary in the same proportion as the shares in the plan for which voting instructions are received.

     If a stockholder participates in any of these plans or maintains other accounts under a different name (e.g., with and without a middle initial), the stockholder may receive more than one set of proxy materials. To ensure that all shares are voted, the stockholder must sign and return every proxy card received.

     Brokers, dealers, banks, voting trustees, and their nominees who desire a supply of the Corporation's proxy soliciting material for transmittal by them to beneficial owners should write to General Motors Corporation, c/o Morrow & Co., Inc., 909 Third Avenue, 20th Floor, New York, NY 10022-4799.

     The Board of Directors fixed March 27, 1995, as the record date for determining stockholders entitled to vote at the annual meeting. On that date, the Corporation had outstanding and entitled to vote 748,389,239 shares of Common Stock, 438,341,604 shares of Class E Common Stock and 94,990,187 shares of Class H Common Stock. Each such share of Common Stock entitles the holder to one vote, each such share of Class E Common Stock entitles the holder to one-eighth vote and each such share of Class H Common Stock entitles the holder to one-half vote. With the exception of the election of directors which requires a plurality of the votes cast, or as otherwise noted, the affirmative vote of the holders of a majority of the voting power of the common stocks represented at the meeting is required for approval of each proposal presented in this Proxy Statement. With respect to abstentions, the shares are considered present at the meeting for a particular proposal, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. With respect to broker non-votes, the shares are not considered present at the meeting for the particular proposal for which the broker withheld authority.

                                   ITEM NO. 1
                      Nomination and Election of Directors

     It is intended that the shares represented by the enclosed proxy will be voted, unless such authority is withheld, for the election of the 13 nominees for directors named in the following section. The term of office of each director will be until the next annual election of directors and until a successor is elected and qualified or until the director's earlier resignation or removal. In the event that any nominees for directors should become unavailable, which is not anticipated, the Board of Directors may provide by resolution for a lesser number of directors or designate substitute nominees, who would receive the votes of the Proxy Committee.

     Mr. William E. Hoglund is not standing for reelection in 1995. Mr. Hoglund resigned from the Board of Directors effective with his retirement as an employee on January 1, 1995. Mr. Hoglund began his career with General Motors Corporation in 1958 and was elected to the Board of Directors in 1992.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS

     The following information with respect to principal occupation or employment and name of the corporation or other organization in which such occupation or employment is carried on and in regard to other affiliations and to shares of Common Stock, Class E Common Stock and Class H Common Stock deemed beneficially owned at March 15, 1995 under a rule of the Securities and Exchange Commission has been furnished to the Corporation by the nominees for directors. In addition to the affiliations mentioned on the following pages, the nominees are active in many local and national cultural, charitable, professional and trade organizations.

PICTURE OF
ANNE L.
ARMSTRONG
               ANNE L. ARMSTRONG, 67, Chairman, Board of Trustees, Center for Strategic and International Studies; former Chairman of the President's Foreign Intelligence Advisory Board and former Ambassador to Great Britain; Joined General Motors Corporation Board in 1977, member of Audit Committee, Committee on Director Affairs and Public Policy Committee; Director of American Express Company, Boise Cascade Corporation, Glaxo plc and Halliburton Company; Member of the Council on Foreign Relations and Board of Overseers Hoover Institution; Smithsonian Citizen Regent, Emeritus.

PICTURE OF
JOHN H. BRYAN
               JOHN H. BRYAN, 58, Chairman and Chief Executive Officer, Sara Lee Corporation, Chicago; Joined General Motors Corporation Board in 1993, member of Capital Stock Committee and Executive Compensation Committee; Director of Amoco Corporation, First Chicago Corporation and its subsidiary, First National Bank of Chicago; Member of The Business Roundtable and The Business Council; Trustee of the University of Chicago, Rush-Presbyterian-St. Luke's Medical Center, and the Committee for Economic Development.
PICTURE OF
THOMAS E.
EVERHART
               THOMAS E. EVERHART, 63, President and Professor of Electrical Engineering and Applied Physics, California Institute of Technology, Pasadena; Former Chancellor of University of Illinois, Urbana-Champaign; Joined General Motors Corporation Board in 1989, Chairman, Public Policy Committee, member of Audit Committee; Director of Hewlett-Packard Corporation, Reveo, Inc., Corporation for National Research Initiatives, Community Television of Southern California (KCET); Member of National Academy of Engineering; Vice Chairman, Council on Competitiveness; Former Chairman of General Motors Science Advisory Committee.
PICTURE OF
CHARLES T.
FISHER, III
               CHARLES T. FISHER, III, 65, Retired Chairman and President and currently director of NBD Bancorp, Inc. and its subsidiary NBD Bank; Joined General Motors Corporation Board in 1972, Chairman of Committee on Director Affairs, member of Finance Committee and Public Policy Committee; Director of AMR Corporation and its subsidiary American Airlines, Inc., Jannock Limited and Detroit Medical Center.
PICTURE OF
J. WILLARD
MARRIOTT, JR.
               J. WILLARD MARRIOTT, JR., 63, Chairman, President and Chief Executive Officer, Marriott International, Inc., Washington, D.C., since October 1993; Chairman, President and Chief Executive Officer, Marriott Corporation (1985-1993); Joined General Motors Corporation Board in 1989, member of Committee on Director Affairs, Finance Committee and Public Policy Committee; Director of Outboard Marine Corporation, Host Marriott Corporation (formerly Marriott Corporation) and the U.S.-Russia Business Roundtable; Member of Board of Trustees of National Geographic Society and the Mayo Foundation.

PICTURE OF
ANN D.
MCLAUGHLIN
               ANN D. MCLAUGHLIN, 53, Former U.S. Secretary of Labor (1987-1989); President, Federal City Council, Washington, D.C.; Joined General Motors Corporation Board in 1990, member of Capital Stock Committee and Public Policy Committee; Director of AMR Corporation and its subsidiary American Airlines, Inc., Federal National Mortgage Association, Kellogg Company, Nordstrom, Inc., Union Camp Corporation, Host Marriott Corporation (formerly Marriott Corporation); Potomac Electric Power Company and Vulcan Materials Company; Vice Chairman, The Aspen Institute; Trustee of The Public Agenda Foundation and The Conservation Fund; Board of Overseers, Wharton School of Business, University of Pennsylvania.
PICTURE OF
PAUL H.
O'NEILL,
               PAUL H. O'NEILL, 59, Chairman and Chief Executive Officer, Aluminum Company of America (ALCOA), Pittsburgh, Pennsylvania; Joined General Motors Corporation Board in 1993, member of Audit Committee and Capital Stock Committee; Director of Gerald
               R. Ford Foundation and Manpower Demonstration Research Corporation; Member of The Business Roundtable, The Business Council and The Conference Board; Trustee of The RAND Corporation.
PICTURE OF
EDMUND T.
PRATT, JR.
               EDMUND T. PRATT, JR., 68, Chairman Emeritus and currently director of Pfizer Inc., New York; Joined General Motors Corporation Board in 1977, Chairman of Executive Compensation Committee, member of Committee on Director Affairs and Finance Committee; Director of Chase Manhattan Corporation and its subsidiary Chase Manhattan Bank, N.A., International Paper Company and Minerals Technologies Inc.; Member of The Business Council.
PICTURE OF
JOHN G. SMALE
               JOHN G. SMALE, 67, Chairman, General Motors Corporation since November 2, 1992; Retired Chairman and Chief Executive of The Procter & Gamble Company, Cincinnati; currently Chairman of the Executive Committee of the Board of Directors of The Procter & Gamble Company; Joined General Motors Corporation Board in 1982; Ex-officio member of Audit Committee, Capital Stock Committee, Finance Committee, Executive Compensation Committee, Committee on Director Affairs and Public Policy Committee; Chairman of the Board of Berol Corporation; Director of J. P. Morgan & Co. Incorporated and its subsidiary Morgan Guaranty Trust Company of New York; Member of the Executive Committee of The Business Council; Board of Governors, The Nature Conservancy; Emeritus Trustee of Kenyon College.

PICTURE OF
JOHN F.
SMITH, JR.
               JOHN F. SMITH, JR., 57, Chief Executive Officer and President of General Motors Corporation since November 2, 1992, President (April-November 1992), Vice Chairman, Board of Directors (1990-1992), Executive Vice President, International Operations (1988-1990), member of Finance Committee; Joined General Motors Corporation in 1961 and its Board in 1990; Member of The Business Roundtable, The Business Council, U.S.-Japan Business Council and the Chancellor's Executive Committee of the University of Massachusetts; Member of Board of Overseers of Memorial Sloan-Kettering Cancer Center and Member of Board of Polish-American Enterprise Fund.
PICTURE OF
LOUIS W.
SULLIVAN
               LOUIS W. SULLIVAN, 61, President, Morehouse School of Medicine, Atlanta, Georgia, since January 21, 1993; U.S. Secretary of Health and Human Services (1989-1993); Joined General Motors Corporation Board in 1993, member of Audit Committee and Public Policy Committee; Director of Georgia Pacific, 3M Corporation, Household International Inc., CIGNA Corporation, Bristol-Myers Squibb Company and Equifax Corporation.
PICTURE OF
DENNIS
WEATHERSTONE
               DENNIS WEATHERSTONE, 64, Retired Chairman and currently director of J. P. Morgan & Co. Incorporated and its subsidiary Morgan Guaranty Trust Company of New York; Joined General Motors Corporation Board in 1986, Chairman of Audit Committee, member of Capital Stock Committee and Executive Compensation Committee; Director of L'Air Liquide, Merck & Co., Inc. and the Institute for International Economics; Member of The Business Council and Advisory Council of the Institute for International Studies at Stanford University; President and trustee of the Royal College of Surgeons Foundation, Inc., New York; Trustee of the Alfred P. Sloan Foundation; Independent member of the Board of Banking Supervision of the Bank of England.
PICTURE OF
THOMAS H.
WYMAN
               THOMAS H. WYMAN, 65, Chairman, S.G. Warburg & Co. Inc., New York, and Vice Chairman, S. G. Warburg plc and former Chairman, President and Chief Executive Officer, CBS Inc., New York; Joined General Motors Corporation Board in 1985, Chairman of Capital Stock Committee and Finance Committee, member of Audit Committee and Executive Compensation Committee; Director of AT&T, Zeneca Group PLC and United Biscuits (Holdings) plc; Member of The Business Council; Trustee Emeritus of The Ford Foundation and of The Aspen Institute; Chairman Emeritus of Amherst College.
                                       5

  SECURITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND CERTAIN OTHERS

     The following table sets forth, as of March 15, 1995, beneficial ownership of all classes of common stock of the Corporation for each current nominee for Director, each Named Executive Officer and by all current directors and officers of the Corporation as a group. Each of the individuals/groups listed below is the owner of less than one percent of the outstanding shares and voting power of each class of common stock of the Corporation, except that the Howard Hughes Medical Institute owns 18.5% of the outstanding Class H shares (1.0% of the combined voting power of the Common Stock, Class E Common Stock and Class H Common Stock), and the General Motors Hourly-Rate Employees Pension Plan owns 43.5% of the outstanding shares and voting power of the Class E Common Stock (2.8% of the combined voting power of the Common Stock, Class E Common Stock and Class H Common Stock). Except as otherwise may be noted in the footnotes, each individual has sole voting and investment power with respect to the shares beneficially owned and the totals of such shares owned by the individual nominees and all directors and officers as a group also do not include any shares of Common Stock, Class E Common Stock and Class H Common Stock held by the pension and profit sharing plans or endowment funds of other corporations, and educational and charitable institutions of which various directors and officers serve as directors or trustees.

                                                           Shares
                                                        Beneficially      Deferred                        Stock
          Directors                 Class Of Stock          Owned        Stock Units        Total       Options(a)
- ------------------------------  ----------------------  -------------   -------------   -------------   ----------
A. L. Armstrong (b)...........  Common Stock                   1,500           8,549           10,049       --
                                Class E Common Stock             112           3,457            3,569       --
                                Class H Common Stock              48           1,427            1,475       --
J. H. Bryan (b)...............  Common Stock                   2,000           1,268            3,268       --
T. E. Everhart (b)(c).........  Common Stock                     400           2,639            3,039       --
                                Class E Common Stock               0           3,645            3,645       --
                                Class H Common Stock               0             668              668       --
C. T. Fisher, III (b)(d)......  Common Stock                  14,766           2,538           17,304       --
                                Class E Common Stock             224           1,582            1,806       --
                                Class H Common Stock              58           1,108            1,166       --
J. W. Marriott, Jr. (b).......  Common Stock                   1,000           1,419            2,419       --
A. D. McLaughlin (b)..........  Common Stock                     911             777            1,688       --
                                Class E Common Stock               0             223              223       --
                                Class H Common Stock               0             424              424       --
P. H. O'Neill (b).............  Common Stock                   1,000             482            1,482       --
                                Class E Common Stock               0             643              643       --
                                Class H Common Stock               0             667              667       --

                                                           Shares
                                                        Beneficially      Deferred                        Stock
          Directors                 Class Of Stock          Owned        Stock Units        Total       Options(a)
- ------------------------------  ----------------------  -------------   -------------   -------------   ----------
E. T. Pratt, Jr. (b)(e).......  Common Stock                     200          10,663           10,863       --
                                Class E Common Stock              40          13,584           13,624       --
                                Class H Common Stock              10           9,551            9,561       --
J. G. Smale...................  Common Stock                  16,000               0           16,000       --
                                Class E Common Stock             200               0              200       --
                                Class H Common Stock              50               0               50       --
J. F. Smith, Jr. (f)..........  Common Stock                  42,661          44,656           87,317     402,104
                                Class E Common Stock          22,766           8,940           31,706       --
                                Class H Common Stock          17,753           9,733           27,486       --
L. W. Sullivan................  Common Stock                     100               0              100       --
D. Weatherstone (b)(g)........  Common Stock                   6,000           6,683           12,683       --
                                Class E Common Stock               0           6,286            6,286       --
T. H. Wyman (b)...............  Common Stock                   1,000             916            1,916       --
                                Class E Common Stock             500             269              769       --
                                Class H Common Stock             250             269              519       --

    Other Named Executives
- ------------------------------
L. R. Hughes (f)..............  Common Stock                  13,304          20,362           33,666     123,379
                                Class E Common Stock          10,307           4,358           14,665       --
                                Class H Common Stock           6,530           4,743           11,273       --
H. J. Pearce (f)..............  Common Stock                   7,332          21,698           29,030      97,305
                                Class E Common Stock           5,174           4,358            9,532      25,950
                                Class H Common Stock          15,258           4,743           20,001      17,600
G. R. Wagoner, Jr. (f)........  Common Stock                   8,792          20,060           28,852     108,790
                                Class E Common Stock           6,263           4,358           10,621       --
                                Class H Common Stock           3,594           4,743            8,337       --
All directors and officers
of the Corporation as a
group.........................  Common Stock                 782,471         418,604        1,201,075   3,397,687
                                Class E Common Stock         180,874         110,777          291,651      25,950
                                Class H Common Stock         164,664          96,576          261,240      26,392

                                                           Shares
                                                        Beneficially      Deferred                        Stock
        Certain Others              Class Of Stock          Owned        Stock Units        Total       Options(a)
- ------------------------------  ----------------------  -------------   -------------   -------------   ----------
Howard Hughes Medical
Institute (h).................  Class H Common Stock      17,503,800         --            17,503,800       --
4000 Jones Bridge Road
Chevy Chase, MD 20815
General Motors Hourly-Rate
Employees Pension Plan .......  Class E Common Stock     190,674,559         --           190,674,559       --
3044 West Grand Blvd.
Detroit, MI 48202

(a) Common Stocks that may be acquired within 60 days through exercise of stock options; additional information regarding stock options is provided on pages 17 and 18.

(b) Deferred Stock Units -- under a plan adopted by the Board of Directors, non-employee directors only may elect to defer receipt of all or a portion of their compensation by converting amounts deferred into units of General Motors common stocks. These stock units, plus the portion of the annual retainer that must be paid in deferred stock units, are credited with dividend equivalents in the form of additional stock units. Distribution of amounts deferred is not available until after termination of service on the Board and will be paid in cash based on the number of stock units and the market price of the shares at the time of payment.

(c) Does not include 48,500 shares of Common Stock, 11,050 shares of Class E Common Stock and 1,006 shares of Class H Common Stock held in the endowment fund of the California Institute of Technology, or the Beckman Foundation Equity Index portfolio and the IDS Beckman Foundation portfolio which it oversees. Dr. Everhart is a member of the Institute's 11-member Investment Committee which has the power to acquire or dispose of the financial investments of the Institute.

(d) Includes 11,378 shares of Common Stock held in a trust of which Mr. Fisher is a co-trustee and in which he, among other family members, has a residuary interest; 1,688 shares of Common Stock held in two trusts in which Mr. Fisher has a one-seventh remainderman interest; and 500 shares of Common Stock held in one trust of which Mr. Fisher is a co-trustee and the beneficiary is a relative of Mr. Fisher.

(e) Does not include shares held by a family member for which Mr. Pratt disclaims voting or investment power.

(f) "Shares Beneficially Owned" includes shares credited under the General Motors Savings-Stock Purchase Program (S-SPP). Under this program, participants may contribute up to 15% of eligible salary, subject to maximum limits established by the Internal Revenue Code. "Deferred Stock Units" include shares under the General Motors Benefit Equalization Plan-Savings (BEP-S). This Plan is a non-qualified "excess benefit" plan that is exempt from ERISA and the Internal Revenue Code limitations, and provides executives with the full GM matching contribution without regard to such limitations. Amounts credited under the Plan are maintained in share units of the Corporation's Common Stock. Upon distribution of an employee's S-SPP account, all amounts in the executive's BEP-S account
                                       8

     will be paid in cash. Deferred stock units also include undelivered incentive awards which vest upon the occurrence of certain events and which are subject to forfeiture under certain circumstances.

(g) During 1994, Mr. Weatherstone was Chairman of J. P. Morgan & Co. Incorporated. From time to time, J. P. Morgan & Co. Incorporated provides investment banking services to General Motors Corporation.

(h) On March 24, 1995, General Motors Corporation filed a registration statement covering an offering by the Howard Hughes Medical Institute of 15,000,000 shares of its Class H Common Stock. Assuming the sale of such shares is completed, the Howard Hughes Medical Institute's remaining holdings will constitute less than 5% of the outstanding shares and voting power of the Class H Common Stock.

     Under federal securities law, the Corporation's directors, certain officers, and persons holding more than ten percent of any class of the Corporation's common stocks are required to report, within specified monthly and annual due dates, their initial ownership in any class of the Corporation's common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors, all officers subject to the reporting requirements and each beneficial owner of more than ten percent of any class of the Corporation's common stocks satisfied such filing requirements in full, except for Mr. E. T. Pratt, Jr., a director of the Corporation, who inadvertently filed one monthly report relating to two transactions after the due date, and Messrs. John D. Rock and Arvin F. Mueller, officers of the Corporation, who each inadvertently filed one monthly report related to four transactions and two transactions, respectively, after the due dates, and the Howard Hughes Medical Institute, a holder of more than 10% of the Corporation's Class H stock, which inadvertently filed eight reports related to 24 transactions after the due dates. All such transactions have now been reported. The foregoing is based upon reports furnished to the Corporation and written representations and information provided to the Corporation by the persons required to make such filings.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The compensation of the Chief Executive Officer (CEO) and other four Named Executive Officers, all of whom were members of the Corporation's senior leadership group known as the President's Council in 1994, as well as the Corporation's other senior executives -- at GM and all subsidiaries -- is determined by the Executive Compensation Committee ("the Committee") of the Board of Directors. The Committee, which also has oversight of the incentive compensation plans and benefit programs for all GM executive employees, is a standing committee of the Board of Directors. It is comprised entirely of independent Directors and met nine times in 1994. No member of the Committee is eligible to participate in any of the compensation plans or programs it administers. Further, there are no interlocks between the members of the Committee and any executive officer, except that during 1994 Mr. Dennis Weatherstone was Chairman of J. P. Morgan & Co. Incorporated. From time to time,
J. P. Morgan & Co. Incorporated provides investment banking services to General Motors Corporation.

COMPENSATION PHILOSOPHY

     General Motors' executive compensation program is premised on the belief that the interests of executives should be closely aligned with those of GM's stockholders. Based on this philosophy, a meaningful portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific results which will lead to the creation of value for the Corporation's stockholders in both the short-and long-term. Under this pay-for-performance orientation:

     * executives are motivated to improve the overall performance and profitability of the Corporation, as well as the business sector to which each is assigned, and rewarded only when specific, measurable results have been achieved;

     * accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive's individual performance, potential and contribution;

     * most incentive awards are denominated and/or paid in GM common stocks to further reinforce the linkage of executives' interest with those of stockholders; and

     * a highly competitive level of compensation can be earned in years of strong performance to ensure the Corporation attracts and retains the leadership talent needed to successfully maintain and grow its businesses; conversely, in years of below average performance, an executive's compensation is below competitive benchmarks.

     Stock Ownership Guidelines -- To further underscore the importance of linking executive and stockholder interests, in 1993 the Committee established formal stock ownership guidelines for the Named Executive Officers, as well as other Corporate Officers and select senior executives (approximately the top 70 executives). While formal guidelines have not been established for the balance of the executive group, the importance of stock ownership is reinforced through plan design and in communications to these executives. Under the guidelines, the CEO is required to hold GM common stocks with a minimum aggregate value equivalent to two times his base salary. For the balance of the executives covered by the guidelines, the minimum aggregate market value of their individual holdings must, at least, be equivalent to their respective annual base salary. Ownership of all three classes of common stocks will be considered toward compliance with the guidelines. As of March 15, 1995, all Named Executive Officers met or exceeded their respective guideline level.

     Compensation Deductibility Policy -- In order to preserve the deductibility of performance-based compensation in excess of $1 million to each of the Named Executive Officers, the Committee intends to comply with Section 162(m) of the Internal Revenue Code (and any regulations promulgated thereunder) to the extent such compliance is practicable and in the best interests of the Corporation and its stockholders.

COMPENSATION PLAN

     In carrying out its responsibilities, the Committee annually reviews the executive compensation programs and policies of the Corporation's domestic competitors and, to the extent practicable, leading foreign automotive manufacturers. In view of the limited number of industry competitors and in recognition of the fact that the competitive labor market for GM's executives is broader than the automotive industry, compensation levels and policies are also benchmarked against a group of very large manufacturing companies [most of which are included in Standard and Poor's
                                       10

(S&P) 500 Composite Stock index] worldwide to ensure that GM's plans and practices provide a highly competitive compensation opportunity in the context of its performance and compensation philosophy. For reference, the performance of GM $1 2/3 Common Stock relative to Ford and Chrysler and the S&P 500 index is provided at the conclusion of the compensation disclosure section starting on page 21.

     Market data are obtained from this comparator group of companies through annual surveys. In addition, compensation program design/practice data are regularly solicited from various compensation consultants to assist the Committee in its evaluation of competitive pay levels and program trends. These data, in addition to their interpretation of the compensation philosophy discussed above, serve as the basis for the Committee's development and periodic review and adjustment, if appropriate, of the compensation structure (e.g., relative size of each element of the compensation package and mix of fixed to variable, or at-risk, compensation) for executives.

     In evaluating competitive data and establishing targets for each element of an executive's compensation, the Committee takes into account GM's performance relative to comparator companies. For example, in view of the cyclical nature of the automotive industry and corresponding impact of this volatility on a GM executive's compensation, in 1993 the Committee revised the executive compensation structure to bring the portion of at-risk pay to a level approximating the survey group average. This change provided a competitive level of fixed compensation in order to retain critically-skilled executive talent yet also permit a significant total compensation opportunity through the payout of performance based incentive compensation. This structure was reviewed and adjusted in 1994 in response to normal changes among the comparator companies. As a matter of practice, the Committee routinely reviews all compensation changes and incentive awards to the CEO and other Named Executive Officers with the Board of Directors.

     As discussed below, aside from benefits (which will be reviewed in the tables following this report), a GM executive's total compensation package is comprised of four components: (1) base salary; (2) annual incentives; (3) stock options; and (4) other long-term incentives.

     Base Salary -- Under the current compensation structure, base salaries are targeted to be in the upper end of the third quartile of the salaries paid to comparable positions at the comparator group (fourth quartile being the highest), on a size-adjusted basis. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as the executive's scope of responsibility, current performance, maturity in position, future potential and overall competitive positioning relative to comparable positions at other companies.

     In 1994, as part of a reorganization, Messrs. Hughes, Pearce and Wagoner were given added responsibilities in the management of the Corporation. In line with these added responsibilities, the Committee determined that the base salaries of these individuals should be increased. In making this decision, the Committee carefully considered the scope of each executive's responsibilities relative to comparable positions at survey companies. The Committee did not increase the salaries of the other Named Executive Officers, including the CEO.

     At the time of his respective salary adjustment, each Named Executive Officer signed a non-compete agreement barring him from working for an automotive competitor for a period of three years from the date of the salary adjustment. The Committee believes that it is in GM stockholders' best interests to ensure continuity in the Corporation's senior leadership group. Aside from these agreements, the Corporation has no contractual or other arrangements with these executive officers.

     Annual Incentives -- Annual incentives are granted under the Amended 1987 Stock Incentive Plan (SIP) which was approved by stockholders at the 1992 Annual Meeting. To further reinforce accountability at all levels within the executive group and to enhance the overall motivational value of the plan, there are two separate annual incentive award components -- one based exclusively on Corporate results and the other strictly on the performance of the business sector to which the executive is assigned. The apportionment of an executive's annual incentive award between the two components varies by level of responsibility. In view of their Corporate-wide responsibility, the annual incentive award opportunity for all Named Executive Officers, including the CEO, is based exclusively on GM's overall performance.

     In addition to establishing a target performance level for both award components, the Committee also identifies threshold or minimum performance levels which must be achieved before awards for either component are granted. The size of awards granted is, accordingly, scaled to the actual level of performance achieved. In establishing this payout range, the Committee assesses the relative degree of performance necessary to achieve the target objective and reviews past and projected budgeted performance levels and external marketplace conditions (e.g., economic outlook, projected size of automotive industry volumes, expected market share projections). There is no specified weight assigned to these factors; the Committee uses its judgment based on these and other considerations in establishing the payout range.

     For 1994, the payment of either a Corporate or sector award was triggered solely on the achievement of predetermined profitability goals. For the Corporate component, the goal was expressed in terms of net income attributable to GM $1 2/3 Common Stock. Profitability goals for the various sectors were generally based on net income or operating profit. Profitability goals for both award components were derived from the Corporation's budget and business plan for the year and, based on Management's input, the Committee used its discretion in setting the specific profitability targets for the Corporate component and each sector. For each of the Named Executive Officers, individual award targets were based on a percent of base salary on January 1, 1994, ranging from .4 times base salary for threshold performance, one times base salary if target levels were realized and, for maximum performance, individual awards for these executives could be two times base salary. For earnings performance falling within the ranges for minimum/target/maximum, individual awards were prorated accordingly.

     The Corporation's overall results for 1994 were at record earnings levels. Consolidated net income was at an all-time record level and exceeded the maximum profitability goals established by the Committee for 1994 performance. After a thorough review of the Corporation's overall performance and an evaluation of each Named Executive Officer's individual performance and other factors, the Committee approved 1994 annual incentive award payouts for each Named Executive Officer on a basis above target but below maximum payout levels.

     Awards were denominated in restricted stock units of one or more classes of GM common stocks at the time of award and, to encourage retention of key executive talent, are paid out on an installment basis. Recognizing the absence of annual incentive award for most executives for the past four years, the Committee determined that 1994 awards would be paid in two installments with the first in early 1995 and the final installment in 1996. The Committee believes the use of installment delivery motivates executives to focus on continued stockholder value creation in that the ultimate value of their final awards is dependent on fluctuations in the stocks' prices over the vesting period. Installment delivery also serves as a retention incentive since unvested award installments are forfeited in the event an executive terminates employment without the Committee's consent.

     Stock Options -- Like annual incentives, stock options are also granted under provisions of the Amended 1987 SIP. Stock options are granted to reinforce the importance of improving stockholder value over the long-term, and to encourage and facilitate executive stock ownership. Stock options are granted at 100% of the fair market value of the stock on the date of grant to ensure the executives can only be rewarded for appreciation in the price of GM common stocks when the Corporation's stockholders are similarly benefited. While all executives are eligible to receive stock options, participation in each annual grant, as well as the size of the grant each participating executive receives, is contingent on the executive's performance and future potential. Effective with the 1994 stock option grant, Corporate officers are required to retain at least 25% of the after-tax shares acquired upon option exercise for a time period specified by the Committee.

     Option grant levels, as with each element of an executive's compensation package, are determined on the basis of the compensation structure developed by the Committee. Under this structure, target option grants are positioned at a level which generally equates to the average grant levels awarded to executives in comparable positions in the comparator group.

     The 1994 option grants to the CEO and other Named Executive Officers were based on the revised compensation structure developed by the Committee for these executives at the time of their appointments to their current positions on November 2, 1992 and were for the same number of shares as in the 1993 grant. These grants are positioned at a level which, in conjunction with their target Performance Achievement Plan (PAP) awards (which are detailed on page 19 and discussed in the following section of this report), approximates the average value of the long-term incentives paid to comparable positions at survey companies, on a size-adjusted basis. The Committee considered the number of option shares each executive had been previously granted in determining the size of the grants to the Named Executive Officers.

     In view of his oversight responsibility for Electronic Data Systems and Hughes Electronics Corporation (formerly GM Hughes Electronics Corporation), the Committee determined that the grant for Mr. Pearce would be denominated in all three classes of GM common stocks, as detailed starting on page 15. Grants to all other executives, including the other four Named Executive Officers, were denominated exclusively in GM $1 2/3 Common Stock.

     Other Long-Term Incentives -- In contrast to stock options, which reward executives for stockholder value creation as measured by improvement in the prices of GM common stocks, the PAP is intended to focus executives on the accomplishment of key long-term strategic business objectives which require more than one year to complete. This Plan was most recently approved by stockholders at the 1992 Annual Meeting. Participation in the plan is generally restricted to those in positions of major responsibility (approximately the top 450 executives).

     Target PAP awards are typically made annually and payout is contingent on the achievement of a predetermined target over a three-year plan period, as outlined in the Corporation's strategic business plans for the award period. The percentage of each target award, if any, that eventually is distributed to participants is determined by the Committee based on the actual level of performance achieved over the award period versus the targeted goal. No awards are paid for cumulative performance below a predetermined threshold level and final awards are capped at 200% of target for performance in excess of a predetermined maximum level. The Committee has the discretion to elect to adjust the final award payout from the level dictated by the actual performance achieved over the period if, in its judgment, events have
                                       13
occurred (e.g., significant changes in accounting practices) which have altered the basis upon which the performance goals were established.

     The 1994 PAP target awards (disclosed on page 19) cover the three-year period 1994-1996. The size of the target awards for the CEO and the other Named Executive Officers were developed in line with the methodology discussed in the previous section on stock options and expressed as a percentage of base salary as of January 1, 1994. These awards were denominated in cash but, if earned, will be paid out in all three classes of GM common stocks. To reinforce executive stock ownership, the payment of any final awards is subject to a mandatory vesting schedule of up to four installments, dependent on a participant's level of responsibility and the size of the final award. For Named Executive Officers only, a portion of any final award will be deferred in stock until retirement.

     Payment of any awards relating to the 1994-1996 PAP grant will be based on the achievement of a predetermined Return on Net Assets (RONA) level based on the Corporation's business plans. Similar to the approach used in setting annual incentive award performance objectives, the Committee also considered the business outlook (e.g., projected auto industry sales volumes, economic outlook, anticipated competitive challenges) as set forth in the Corporation's strategic business plan for the performance period, in setting the threshold, target and maximum RONA levels. On the basis of this analysis, the Committee used its discretion in establishing the performance target and payout range and did not follow a predetermined methodology or assign weights to the specific factors outlined above.

     For 1994, two performance periods are reflected in the final awards shown on page 15. The first award covered the four-year performance period from 1991-1994, while the second award covered the three-year performance period 1992-1994. In 1992, the Committee determined that a three-year performance period was more closely aligned with competitive practice as well as the Corporation's business plan and switched from a four-year to a three-year performance cycle. As a result, two award cycles matured in 1994. This is a one-time event, and it is not anticipated that a similar double vesting will occur in the foreseeable future. These are the first PAP payouts to any participant since 1991.

     With respect to these awards, each was predicated on a specific level of cumulative consolidated net income over the respective period. The actual cumulative net income realized during the 1991-1994 performance period was below target, but above the threshold level established by the Committee and, therefore, final awards were paid to plan participants, including Mr. Smith and the other Named Executive Officers, at below target levels. These awards were paid in cash in a lump sum in early 1995. The cumulative earnings realized for the 1992-1994 performance period were above target but below the maximum payout level. As a result, final awards were paid above target but below maximum levels. These awards are in the form of all three classes of GM common stocks and will be paid out in up to four installments. For the Named Executive Officers only, the final installment will be paid subsequent to retirement.

                                       EXECUTIVE COMPENSATION COMMITTEE
                                         Edmund T. Pratt, Jr., Chairman
                                         John H. Bryan
                                         John G. Smale
                                         Dennis Weatherstone
                                         Thomas H. Wyman

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth information with respect to the compensation of the Chief Executive Officer and each of the other four most highly compensated Named Executive Officers of General Motors Corporation (all of whom were members of the "President's Council" in 1994) for services in all capacities while a Named Executive Officer of the Corporation during 1992, 1993 and 1994.

                                                                                   Long-Term Compensation
                                                                                  -------------------------
                                                                                    Awards        Payouts
                                                Annual Compensation                 $1 2/3       Long-Term     All Other
          Name and                         -----------------------------             Stock       Incentive      Compen-
     Principal Position          Year         Salary         Bonus(1)               Options     Payouts(2)     sation(3)
- -----------------------------  ---------   -------------   -------------          -----------   -----------   -----------
                                                 $               $                 # Shares          $            $
J. F. Smith, Jr.
     CEO & President.........       1994       1,500,000       1,925,000             120,000      2,268,000       22,500
                                    1993       1,375,000        -0-                  120,000        -0-           20,624
                                    1992         748,000        -0-                   80,000        -0-           11,219
W. E. Hoglund
     Executive VP............       1994         800,000       1,000,000              70,000      1,417,000       11,999
                                    1993         775,000        -0-                   70,000        -0-           11,624
                                    1992         592,000        -0-                   60,000        -0-            8,875
L. R. Hughes
     Executive VP............       1994         800,000         963,000              50,000        961,000       12,000
                                    1993         688,000        -0-                   50,000        -0-           10,312
                                    1992         304,000         100,000              20,000        -0-            4,562
H. J. Pearce
     Executive VP............       1994         800,000         963,000   Com.       25,000        978,000       12,000
                                                                           Cl. E      25,900
                                                                           Cl. H      18,700
                                    1993         688,000        -0-        Com.       25,000        -0-           10,312
                                                                           Cl. E      13,000
                                                                           Cl. H      16,500
                                    1992         328,000        -0-                   14,000        -0-            4,925
G. R. Wagoner, Jr.
     Executive VP............       1994         800,000         963,000              50,000        952,000       12,000
                                    1993         675,000        -0-                   50,000        -0-           10,125
                                    1992         239,000          70,000               9,000        -0-            3,587

(1) These awards were denominated in the form of restricted stock units equivalent to shares of the Corporation's Common, Class E and Class H stocks, which vest on an installment basis and will be paid in cash. The first installment vested on date of grant, and remaining installments will vest on December 31 of the same year and following year. Prior to delivery, shares will be retained by the Corporation to satisfy tax withholding obligations. Dividend equivalents will be paid on unvested shares. The following table sets forth the number of shares which were vested and paid and the number of shares which remain unvested and unpaid as of March 15, 1995:

                                                      Shares Vested                         Shares Unvested
                                 Grant     -----------------------------------    -----------------------------------
                                  Year      Common        Cl. E        Cl. H       Common        Cl. E        Cl. H
                                 ------    ---------    ---------    ---------    ---------    ---------    ---------
J. F. Smith, Jr...............     1994       7,995        8,254        8,985       16,789        3,714        4,042
W. E. Hoglund.................     1994       4,154        4,288        4,667        8,721        1,929        2,100
L. R. Hughes..................     1994       4,000        4,129        4,495        8,398        1,858        2,022
                                   1992         612          144          193          -0-          -0-          -0-
H. J. Pearce..................     1994       4,000        4,129        4,495        8,398        1,858        2,022
G. R. Wagoner, Jr.............     1994       4,000        4,129        4,495        8,398        1,858        2,022
                                   1992         428          101          135          -0-          -0-          -0-

 At year-end 1994, the 1992 shares vested for Mr. Hughes were valued at $25,781, $5,526 and $6,731 for Common, Class E, and Class H stocks, respectively, and the 1992 shares vested for Mr. Wagoner were valued at $18,030, $3,876, $4,708 for Common, Class E, and Class H stocks, respectively.

(2) Awards under the General Motors 1987 Performance Achievement Plan. Under the Plan, awards were made covering the 1989-92, 1990-93, 1991-94 and 1992-94 performance periods. There were no long-term payments related to either the 1989-92 or 1990-93 performance periods. For the 1991-94 cycle, the Committee determined that awards would be paid in cash in one installment. For the 1992-94 cycle, the Committee determined that awards would be paid in all three classes of GM common stocks and would be subject to an installment vesting schedule. For the Named Executive Officers, vesting occurs in four equal installments, in March and December 1995, December 1996 and subsequent to retirement. Dividend equivalents will be paid on unvested shares. The following table sets forth for the 1992-94 award cycle the number of shares which were vested and paid and the number of shares which remain unvested and unpaid as of March 15, 1995:

                                                         Shares Vested                         Shares Unvested
                                   Grant      -----------------------------------    -----------------------------------
                                   Year        Common        Cl. E        Cl. H       Common        Cl. E        Cl. H
                                 ---------    ---------    ---------    ---------    ---------    ---------    ---------
J. F. Smith, Jr...............     1992-94       7,876        1,743        1,897       23,627        5,226        5,689
W. E. Hoglund.................     1992-94       4,453          985        1,072       13,357        2,955        3,216
L. R. Hughes..................     1992-94       3,768          834          908       11,303        2,500        2,721
H. J. Pearce..................     1992-94       3,768          834          908       11,303        2,500        2,721
G. R. Wagoner, Jr.............     1992-94       3,768          834          908       11,303        2,500        2,721

(3) Company contributions under the S-SPP and the BEP-S. Under the S-SPP, which is open to all eligible salaried employees, an employee can contribute up to 15% of salary, subject to an IRS maximum ($150,000 salary for 1994) and the Corporation will contribute an amount equal to 25% of the employee's savings up to 6% of salary. Under the BEP-S (a non-qualified benefit plan), the Corporation matches contributions on a basis identical to the S-SPP on that portion of an executive's salary in excess of the IRS limit.

                         OPTIONS AND SAR GRANTS IN 1994

     The following table shows the options granted to each Named Executive Officer on January 10, 1994. These options were comprised of both non-qualified and Incentive Stock Options (ISOs) and are 50% exercisable one year after the date of grant and 100% exercisable two years after the date of grant. The ISOs expire ten years from the date of grant and the non-qualified options expire ten years and two days from the date of grant.

                                       Individual Grants
                    -------------------------------------------------------            Potential Realizable Value at
                    Number of    % of Total                                         Assumed Annual Rates of Stock Price
                    Securities     Options                                            Appreciation for Option Term(1)
                    Underlying   Granted to                                   ------------------------------------------------
                     Options      Employees      Exercise      Expiration     At 0% Annual    At 5% Annual      At 10% Annual
       Name          Granted       in 1994         Price          Date        Growth Rate      Growth Rate       Growth Rate
- ------------------  ---------   -------------   -----------   -------------   ------------   ---------------   ---------------
                    # Shares          %           $/Share                          $                $                 $

$1 2/3 Par Common
  Stock Options
- ------------------
J. F. Smith,
  Jr..............   120,000            1.95         59.07          1/11/04     -0-                4,458,000        11,296,800
W. E. Hoglund.....    70,000            1.14         59.07          1/11/04     -0-                2,600,500         6,589,800
L. R. Hughes......    50,000            0.81         59.07          1/11/04     -0-                1,857,500         4,707,000
H. J. Pearce......    25,000            0.41         59.07          1/11/04     -0-                  928,750         2,353,500
G. R. Wagoner,
  Jr..............    50,000            0.81         59.07          1/11/04     -0-                1,857,500         4,707,000
All Stockholders..     --            --             --             --           -0-           27,539,295,000    69,785,982,000
All Optionees.....  6,159,395         100.00         37.32 -        1/11/04-    -0-              227,057,224       575,375,695
                                                     59.07         12/13/04
Optionee Gains as
  % of All
  Stockholders'
  Gain............     --            --             --             --           -0-                     0.8%              0.8%

  Class E Stock
     Options
- ------------------
H. J. Pearce......    25,900          100.00         28.50          1/11/04     -0-                  464,128         1,176,421

  Class H Stock
     Options
- ------------------
H. J. Pearce......    18,700           10.83         39.50          1/11/04     -0-                  464,508         1,177,218

(1) The dollar amounts under these columns are the results of calculations at 0%, and at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of GM common stocks. Stockholders are, therefore, cautioned against drawing any conclusion from the appreciation data shown, aside from the fact that optionees will only realize value from this grant if the price of GM Common Stock appreciates, which would benefit all stockholders commensurately. The Corporation did not use an alternative formula for grant valuation, as it is not aware of any formula which will determine, with reasonable accuracy, a present value based on future unknown or volatile factors.

                   AGGREGATE OPTION/SAR EXERCISES IN 1994 AND
                     OPTION/SAR VALUES AT DECEMBER 31, 1994

     The following table provides information as to options exercised by each of the Named Executive Officers in 1994 and the value of options held by such executives at year-end, measured in terms of the closing prices of General Motors Common Stocks (Common -- $42.13; Class E -- $38.38; Class H -- $34.88) on December 30, 1994.

                                                                                                             Value of
                                                                                  Number of                 Unexercised
                                                                                 Unexercised               In-the-Money
                                                                              Options/[SARs] at          Options/[SARs] at
                                                                                Dec. 31, 1994              Dec. 31, 1994
                                               Shares
                             Class of         Acquired         Value           Exercisable/(1)            Exercisable/(1)
          Name                Stock         on Exercise      Realized           Unexercisable              Unexercisable
- ------------------------  --------------   --------------   -----------   -------------------------   -----------------------
                                              # Shares           $                # Shares                       $
J. F. Smith, Jr.........  Common                  17,860        421,363      282,104  /     180,000    1,167,889  /   524,700
W. E. Hoglund...........  Common                -0-             -0-          242,200  /     105,000      954,738  /   306,075
                                                                             [14,600] /      [-0-]      [116,882] /    [-0-]
L. R. Hughes............  Common                -0-             -0-           73,379  /      75,000      354,589  /   218,625
H. J. Pearce............  Common                -0-             -0-           72,305  /      37,500      259,750  /   109,313
                          Class E               -0-             -0-            6,500  /      32,400       45,858  /   301,620
                          Class H                  8,250        123,750      -0-      /      26,950      -0-      /    84,026
G. R. Wagoner, Jr.......  Common                -0-             -0-           58,790  /      75,000      304,431  /   218,625

(1) The amounts shown in brackets represent SARs granted in tandem with stock options. To the extent these SARs are exercised, the related option will be correspondingly reduced. No SARs have been granted since 1986; further, SARs may no longer be granted under the General Motors Amended 1987 Stock Incentive Plan.

                       LONG-TERM INCENTIVE AWARDS IN 1994

     The following table displays target long-term incentive awards granted to Named Executive Officers in 1994 under the General Motors 1992 Performance Achievement Plan. Assuming that the minimum or threshold performance level is met, the percentage of the target award eventually paid to participants depends upon the extent to which the established RONA target for the three-year performance period is achieved. If the threshold performance level established by the Committee is not met, no final awards will be paid.

                                                           Estimated Future Payouts
                                                       Under Non-Stock Price-Based Plans
                                           ---------------------------------------------------------
                           Performance        Below
          Name                Period        Threshold      Threshold        Target        Maximum
- ------------------------  --------------   ------------   ------------   ------------   ------------
                                                $              $              $              $
J. F. Smith, Jr.........         1994-96       -0-             450,000      1,500,000      3,000,000
W. E. Hoglund...........         1994-96       -0-             240,000        800,000      1,600,000
L. R. Hughes............         1994-96       -0-             225,000        750,000      1,500,000
H. J. Pearce............         1994-96       -0-             225,000        750,000      1,500,000
G. R. Wagoner, Jr.......         1994-96       -0-             225,000        750,000      1,500,000

                               RETIREMENT PROGRAM

     The retirement program for General Motors executives in the United States consists of the General Motors Retirement Program for Executives, which is a tax-qualified plan and subject to ERISA, as well as two non-qualified plans (collectively the "GM Salaried Program"). The contributory portion of the tax-qualified plan provides defined benefits under a formula based on creditable years of service and upon the average pensionable remuneration received in the highest five years out of the final ten years of service, subject to certain Internal Revenue Code limitations which change from time to time. In addition, employees receive an annual retirement benefit which is equal to the sum of 100% of their contributions made after October 1, 1979 and of smaller percentages of contributions made before that date. If employees do not elect to contribute to the tax-qualified plan, they are entitled to receive only basic retirement benefits equal to a flat dollar amount per year of service, essentially equivalent to the General Motors Pension Plan for Hourly Employees. Benefits under the tax-qualified plan vest after five years of creditable service and are payable at the normal retirement age of 65 either in the form of a single life annuity or in a reduced amount, in joint and survivor form.

     If executives made the required contributions to the tax-qualified plan, they may also be eligible to receive the regular form of a supplemental executive retirement benefit. The sum of the qualified plan benefits and the regular form of the supplemental executive retirement benefit will provide the executive with total annual retirement benefits under the GM Salaried Program that are equal to 2% times eligible years of credited service times the average of the highest five years of base salary during the final ten years of service, less 2% times the years of credited service times the maximum annual Social Security benefit payable to a person retiring at age 65. Table I, on page 20, shows the regular form of the estimated total annual retirement benefit related to final average base salary as of December 31, 1994, that would be payable in 12 equal monthly installments per annum as a single life annuity to executives retiring in 1995 at age 65 (the benefits shown are based upon maximum Social Security benefits of $14,388 payable to persons retiring in 1995). If the executive elects to receive benefits in the form of a 60% joint and survivor annuity, the amounts shown would generally be reduced by from 5% to 7.5%, depending upon the age differential between spouses.

                                    TABLE I

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
   ASSUMING EXECUTIVE QUALIFIES FOR REGULAR SUPPLEMENTAL EXECUTIVE RETIREMENT
                              PROGRAM BENEFITS(A)

                          Years of Eligible Contributory Pensionable Service
  Highest Five-Year      -----------------------------------------------------
Average Annual Salary        15            25            35            45
- ----------------------   -----------   -----------   -----------   -----------
          $                   $             $             $             $
           400,000           115,684       192,806       269,928       347,051
           700,000           205,684       342,806       479,928       617,051
         1,000,000           295,684       492,806       689,928       887,051
         1,300,000           385,684       642,806       899,928     1,157,051
         1,600,000           475,684       792,806     1,109,928     1,427,051
         1,900,000           565,684       942,806     1,319,928     1,697,051

(a) The average annual base salary for the highest five years over the last 10-year period and the eligible years of credited service as of December 31, 1994, for each of the Named Executive Officers were as follows: William E. Hoglund, $626,667, 38 years; Louis R. Hughes, $440,083, 26 years; Harry J. Pearce, $468,167, 15 years; John F. Smith, Jr., $935,333, 34 years; and G. Richard Wagoner, Jr., $408,750, 17 years. The annual base salaries for the most recent year(s) considered in the calculation of the averages reported here are in the Summary Compensation Table on page 15 in the column labeled "Salary."

     An executive may be eligible to receive the alternative form of the supplemental executive retirement benefit in lieu of the regular form of the supplemental executive retirement benefit contingent upon satisfaction of certain criteria including, but not limited to, refraining from working for any competitor or otherwise acting in any manner inimical or contrary to the best interests of the Corporation. The executive will receive the greater of the regular form or the alternative form of the supplemental executive retirement benefit. The sum of the qualified plan benefits and the alternative form of the supplemental executive retirement benefit will provide the executive with the total annual retirement benefits that are equal to 1.5% times the eligible years of credited service (up to a maximum of 35 years) times the average of the executive's highest five years of total direct compensation (i.e., the average of the five highest years of base salary plus the average of the five highest years of bonus and/or restricted stock units awarded) out of the last ten years, less 100% of the maximum annual Social Security benefit payable to a person age
65. Table II, on page 21, shows the alternative form of the estimated total annual retirement benefit related to final average total direct compensation as of December 31, 1994, that would be payable in 12 equal monthly installments per annum as a single life annuity to executives retiring in 1995 at age 65 (the benefits shown are based upon maximum Social Security benefits of $14,388 payable to persons retiring in 1995). Again, the amounts shown would be reduced in the same way as under the regular form if the executive were to elect joint and survivor benefits.

                                    TABLE II

  PROJECTED TOTAL ANNUAL RETIREMENT BENEFITS FROM ALL PARTS OF THE GM SALARIED
                                    PROGRAM
 ASSUMING EXECUTIVE QUALIFIES FOR ALTERNATIVE SUPPLEMENTAL EXECUTIVE RETIREMENT
                              PROGRAM BENEFITS(A)

  Highest Five-Year              Years of Eligible Contributory Pensionable Service
 Average Annual Total    -------------------------------------------------------------------
 Direct Compensation         15            20            25            30            35
- ----------------------   -----------   -----------   -----------   -----------   -----------
          $                   $             $             $             $
            700,000          143,112       195,612       248,112       300,612       353,112
          1,400,000          300,612       405,612       510,612       615,612       720,612
          2,100,000          458,112       615,612       773,112       930,612     1,088,112
          2,800,000          615,612       825,612     1,035,612     1,245,612     1,455,612
          3,500,000          773,112     1,035,612     1,298,112     1,560,612     1,823,112
          4,200,000          930,612     1,245,612     1,560,612     1,875,612     2,190,612

(a) The average annual total direct compensation (i.e., base salary plus bonus and/or restricted stock units) for the highest five years over the last 10-year period and the eligible years of credited service as of December 31, 1994 for each of the Named Executive Officers was as follows: William E. Hoglund, $1,246,667, 35 years; Louis R. Hughes, $804,683, 26 years; Harry J. Pearce, $885,767, 15 years; John F. Smith, Jr., $1,733,333, 34 years; and G. Richard Wagoner, Jr., $716,350, 17 years. The annual total direct compensation for the most recent year(s) considered in the calculation of the sum of the averages of salary and of bonus income, which is reported here as average annual total direct compensation will be found in the Summary Compensation Table on page 15 in the column labeled "Salary" and in the column labeled "Bonus."

     In addition, the Board of Directors has delegated to the Committee discretionary authority to grant additional eligible years of credited service to selected key executives under such terms and conditions as the Committee shall determine for purposes of computing the regular and alternative forms of supplemental executive retirement benefits for such executives.

     The regular or alternative form of the supplemental executive retirement benefit is provided under a program which is non-qualified for tax purposes and not pre-funded. Supplemental executive retirement benefits under the regular and alternative formula can be reduced, or eliminated, for both retirees and active employees by the Committee and the Board of Directors.

                            PERFORMANCE PRESENTATION

     Set forth below are graphs which compare the cumulative total returns, including reinvestment of dividends, for each of the three classes of General Motors common stocks against the cumulative total return of the Standard & Poor's (S&P) 500 Composite Stock Index and respective peer group indices for the last five fiscal years, assuming investment of $100 in each of the Corporation's common stocks and each of the respective peer indices noted on January 1, 1990. For General Motors Common Stock, a peer group index comprised of Ford Motor Company and Chrysler Corporation has been used.
                                       21

The comparator index used for Class E Common Stock is the Standard & Poor's Computer Software Index. Reflecting the diversity of Hughes Electronics Corporation's business, a comparator group index has been developed using Value Line industry group data for the following: Auto Parts--OEM; Telecommunications Service; Telecommunications Equipment; Aerospace/Defense; and Electronics. In constructing the index, a two-stage weighting process was applied. The data were weighted by market value within each industry group and second, by the percentage each line represented of Hughes Electronics Corporation's segment revenue.

     The graphs and the related disclosure contained in this section of the Proxy Statement should not be incorporated by reference into any prior filings by the Corporation under the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the Executive Compensation section of this Proxy Statement).

     THE CHARTS DISPLAYED BELOW ARE PRESENTED IN ACCORDANCE WITH SEC REQUIREMENTS. STOCKHOLDERS ARE CAUTIONED AGAINST DRAWING ANY CONCLUSIONS FROM THE DATA CONTAINED THEREIN, AS PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THESE GRAPHS IN NO WAY REFLECT THE CORPORATION'S FORECAST OF FUTURE FINANCIAL PERFORMANCE.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                          GENERAL MOTORS COMMON STOCK,
                        S&P 500 INDEX, FORD AND CHRYSLER


                                    [CHART]

                      1/1/90    1/1/91    1/1/92    1/1/93   1/1/94    12/31/94
GM Common Stock        100        87        77        89       154       120
S&P 500                100        97       126       136       150       152
Ford and Chrysler      100        67        74       143       239       223

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                      GENERAL MOTORS CLASS E COMMON STOCK,
                 S&P 500 INDEX, AND S&P COMPUTER SOFTWARE INDEX


                                    [CHART]

                  1/1/90     1/1/91    1/1/92     1/1/93    1/1/94     12/31/94
GM Class E
  Common Stock      100        144        238       251        227        301
S&P 500             100         97        126       136        150        152
S&P Computer
  Software Index    100         78        119       141        180        213

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
                      GENERAL MOTORS CLASS H COMMON STOCK,
                 S&P 500 INDEX, AND VALUE LINE COMPOSITE INDEX

                                    [CHART]

                  1/1/90     1/1/91    1/1/92     1/1/93    1/1/94     12/31/94
GM Class H
  Common Stock      100         72         63       113        174        160
S&P 500             100         97        126       136        150        152
Value Line
  Composite Index   100         99        115       133        167        158


                                   ITEM NO. 2

     The By-laws of the Corporation provide that the Audit Committee shall be composed of directors who are not officers of the Corporation and that the selection by the Committee of independent public accountants shall be subject to ratification by the stockholders at the annual meeting. This standing Committee of the Board reviews the scope and results of the audits, the accounting principles being applied and the effectiveness of internal controls and, in its oversight role, assures that management fulfills its responsibilities in the preparation of the financial statements. During 1994, the Audit Committee was composed of Mr. Dennis Weatherstone, Chairman, Mrs. Anne L. Armstrong, Messrs. Paul H. O'Neill, John G. Smale and Thomas H. Wyman, and Drs. Thomas E. Everhart and Louis W. Sullivan. The Committee held seven meetings in 1994.

     In accordance with the By-laws, the Committee has selected and engaged the firm of Deloitte & Touche LLP as independent public accountants for the year 1995 and this selection is being presented to the stockholders for ratification. Representatives of Deloitte & Touche LLP will attend the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer questions that may be asked by stockholders.

     Deloitte & Touche LLP has audited the Corporation's books annually since 1918, has offices or affiliates in or convenient to most of the localities in the United States and foreign countries where the Corporation operates, and is considered to be well qualified. The firm uses the work and reports of other independent auditors who have examined the financial statements of subsidiaries or investments included in the financial statements of the Corporation. Deloitte & Touche LLP rotates its personnel assigned to the General Motors engagement at least once every five years, with assignments beyond three years of supervising partners responsible for the General Motors engagement reviewed and approved in advance by the Audit Committee. In the event the selection of Deloitte & Touche LLP as independent public accountants is not ratified by the stockholders, the Audit Committee will seek other accountants. However, because of the difficulty and expense of making any change in public accountants so long after the beginning of the current year, it is likely that the appointment would stand for 1995 unless the Committee found other good reason for making a change.

     During the 1994 calendar year, Deloitte & Touche LLP provided GM with extensive audit and other services. Fees for all services totaled approximately $42.0 million.

     THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION, BY THE AUDIT COMMITTEE OF THE CORPORATION, OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS, RECORDS AND ACCOUNTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR 1995. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 3

     Mrs. Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Avenue, N.W., Washington, DC 20037, owner of 102 shares of Common Stock, 200 shares of Class E Common Stock and 4 shares of Class H Common Stock, has given notice that she intends to present for action at the annual meeting the following resolution:

     "RESOLVED: `That the shareholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders.' `And if no such disbursements were made, to have that fact publicized in the same manner.' "

The following statement was submitted in support of such resolution:

     "REASONS: `This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures that they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent.'

     "Last year the owners of 19,410,223 shares, representing approximately 3.8% of shares voting, voted FOR this proposal."

          "If you AGREE, please mark your proxy FOR this resolution."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The Board of Directors believes that this proposal is unnecessary and would serve no useful purpose.

     In the U.S., laws prohibit corporations from making political contributions to candidates for Federal office. Furthermore, General Motors has a long-standing policy against the use of Corporation funds, facilities or other property for the support of any Federal, state or local political candidate or political party.

     While the Corporation may on occasion make contributions in support of or in opposition to certain non-partisan ballot measures, initiatives, or referenda, such contributions are infrequent and made only after careful management review has determined that such actions would be both legal and in connection with a matter that importantly affects the Corporation in the communities in which GM operates. As to expenditures in respect of efforts to influence legislation, General Motors believes that it is in the best interests of the Corporation, as well as its stockholders and employees, to express its views on legislative and other government actions in areas such as energy use, taxes and emission standards and other areas of vital concern to the Corporation's business worldwide. Through testimony by officers or by expert witnesses, as well as by correspondence and through meetings with government officials, General Motors openly comments upon its positions with respect to various legislative and regulatory matters. The Corporation does not incur any expenses beyond those made in support of normal business activities.

     Certain of the Corporation's U.S. employees contribute to individual candidates and political parties through the Civic Involvement Program/General Motors--a corporate political action committee which solicits and distributes such voluntary contributions. Participation in the Program is a matter of individual choice, and contributions are sent to an independent agency to ensure confidentiality of the individuals' decisions regarding participation. As permitted by law, GM provides administrative support for this activity but makes no contributions itself. As a matter of information, all contributions from the Civic Involvement Program/General Motors are a matter of public record.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 4

     Mr. John J. Gilbert and the estate of Lewis D. Gilbert, 29 East 64th Street, New York, NY 10021-7043, each the owner of record of 100 shares of Common Stock, 40 shares of Class E Common Stock and 10 shares of Class H Common Stock, and additional family ownership of 200 shares of Common Stock; Margaret
R. Gilbert and John J. Gilbert, co-trustees under the will of Samuel Rosenthal, owners of 200 shares of Common Stock; Mr. John C. Henry, 5 East 93rd Street, New York, NY 10128, who is the owner of 1,148 shares of Common Stock, 224 shares of Class E Common Stock and 200 shares of Class H Common Stock, have given notice that they intend to present for action at the annual meeting the following resolution:

     "RESOLVED: That the stockholders of General Motors Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

The following statement was submitted in support of such resolution:

                                    "REASONS

     "Continued strong support along the lines we suggest were shown at the last annual meeting when 26.3%, an increase over the previous year, 58,455 owners of 136,897,723 shares, were cast in favor of this proposal. The vote against included 71,349 unmarked proxies.

     "A law enacted in California provides that all state pension holdings and state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     "The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.

     "We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be having cumulative voting and ending stagger systems of electing directors, in our opinion.

     "When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the high derivative losses might have been prevented with cumulative voting.

     "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand which has cumulative voting and won two awards. In
                                       27

     FORTUNE magazine it was ranked second in its industry as `America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted `on almost any criteria used to evaluate management, Ingersoll-Rand excels.' Also, in 1994 they raised their dividend. We believe that General Motors should follow these examples.

     "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     A similar proposal was disapproved by stockholders at the 1994 meeting and on ten other occasions. Twelve of GM's 13 Board members are independent non-employee directors and are all nominated for the Board by GM's Committee on Director Affairs which consists entirely of outside independent directors. This guarantees the continued independence of the Board, which has the responsibility to represent all of the stockholders. The cohesive actions of this Board are self evident. The Board of Directors believes that for it to continue to be effective, each member must feel a responsibility to represent all the stockholders. From this perspective, cumulative voting is undesirable since directors so elected might be principally concerned about representing and acting in the interest of special groups of stockholders rather than the interests of all stockholders. Cumulative voting also introduces the possibility of partisanship among Board members that could impair their ability to work together, a requirement essential to the effective functioning of any board of directors.

     At General Motors all of our stockholders are minority owners, albeit some with more extensive holdings than others. The Board does not believe that some minority of stockholders should be advantaged--or disadvantaged-- compared with all other stockholders. In other words, all stockholders are, and should be, equally represented. Although there have been efforts by some minority stockholders to have corporations adopt cumulative voting, the trend is in the opposite direction. Many companies over the years eliminated cumulative voting. Overall, its presence has declined. The State of California considered most protective of stockholder interests, amended its state laws to permit the repeal of cumulative voting in 1989. In arguing for the change, the Corporation's Committee of the California State Bar's Business Law Section supported this change. It said:

       "While a healthy diversity of opinion and experience, as represented by independent directors, is desirable, factionalism is not appropriate in the board's essential executive function. The principal objective of a business enterprise should be profit and gain for its shareholders, not political accommodation of competing interests . . . Practical experience has shown that effective management of a corporation requires candor and consensus in the Boardroom, (not) rancor and contention."

     No reason is given, and the Board of Directors knows of none, why the present method of voting should not continue to work as successfully in the future as it has in the past.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 4. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 5

     The Sisters of the Order of Saint Dominic, 2025 East Fulton Street, Grand Rapids, MI 49503-3895, owners of 2,500 shares of Common Stock; the Sisters of Charity of Saint Vincent de Paul, 6301 Riverdale Avenue, Bronx, NY 10471, owners of 10,700 shares of Common Stock; the Retirement Plans for the Employees of the Sisters of Mercy Regional Community of Detroit, 29000 Eleven Mile Road, Farmington Hills, MI 48336, owners of 1,348 shares of Common Stock; School Sisters of Notre Dame Cooperative Investment Fund, 3753 West Pine Blvd., St. Louis, MO 63108-3305, owners of 41 shares of Common Stock; the Dominican Sisters of the Sick Poor, Mariandale, Box 1200, Ossining, NY 10562, owners of 43 shares of Common Stock; the Reformed Church in America, 18th floor, 475 Riverside Drive, New York, NY 10115, owners of 2,000 shares of Common Stock; the Society of Divine Word, 5342 South University, Chicago, IL 60615, owners of 10,384 shares of Common Stock; the Sisters of St. Joseph of Peace, Saint Joseph Province, Shalom Center, 399 Hudson Terrace, Englewood Cliffs, NJ 07632, owners of 8,500 shares of Common Stock; the Maryknoll Sisters of St. Dominic, Inc., P.O. Box 311, Maryknoll, NY 10545-0311, owners of 100 shares of Common Stock; the Glenmary Home Missioners, P.O. Box 465618, Cincinnati, OH 45246-5618, owner of 100 shares of Common Stock; the Dominican Congregation of Our Lady of the Rosary, Sparkill, NY 10976, owners of 1,118 shares of Common Stock; School Sisters of Notre Dame, 3753 West Pine Boulevard, St. Louis, MO 63108-3305, owners of 41 shares of Common Stock, have given notice that they intend to present for action at the annual meeting the following resolution:

     "WHEREAS in fiscal year 1993, the United States sold over $31 billion worth of weaponry to more than 140 nations, the first time any nation had topped the $30-billion barrier.

     "WHEREAS the last three times the U.S. sent troops into combat in significant numbers, in Panama, Iraq and Somalia, they faced adversaries that received U.S. weapons or military technology in the period leading to the conflict. Of four dozen conflicts under way as of mid-1993, combatants in thirty-nine of those wars received U.S. weapons during the 1980s. U.S. weapons supplied to anti-Communist rebels in Angola and Afghanistan under the Reagan Doctrine have been used for devastating civil wars; in the Afghan case, U.S.-supplied Stinger missiles have turned up on the international black market as prized items sought by all manner of rebel groups and terrorist organizations. (`Sale of the Century,' Commonweal, William D. Hartung, 20 May 1994)

     "WHEREAS among corporations licensed to export military equipment in FY1993, General Motors ranked 6 with sales in excess of $647.4 million.

     "RESOLVED  the shareholders request the Board of Directors to provide a comprehensive report on General Motor's foreign military sales. The report should be available to all shareholders within six months of the 1995 annual meeting, may omit classified and proprietary information and be prepared at reasonable cost."

The following statement was submitted in support of such resolution:

                             "Supporting Statement

     "Global security is not just security of territory, it is security of people. The cold-war notion of using arms sales to maintain balances of power or support trusted allies has been thoroughly and decisively discredited by 1990s experience, when alliances, governments and boundaries in large parts of the world are in flux.

     "We are disturbed at industry's claims and lobbying efforts asserting the only way to keep jobs is to promote foreign military sales. We believe such statements are inconsistent with co-production agreements and transfer of technology to foreign companies. Offset arrangements on major sales often take business from U.S. companies and give it to overseas suppliers. Such contracts with foreign companies/governments have harsh repercussions on U.S. workers during this time of accelerated down-sizing of our workforce.

     "Given this situation, it is reasonable for shareholders to ask:

          "1. Criteria used to promote foreign military sales.

          "2. Procedures used to negotiate sales directly with foreign governments or through the U.S. government. For example, what determines which weapons are direct commercial arms sales and what must be negotiated through the Pentagon? What percentage is commercial arms sales and what is foreign military sales?

          "3. Categories of military equipment exported for the past three years, with as much statistical information as is permissible; contracts for servicing/maintaining equipment; offset agreements; and licensing and/or co-production with foreign governments.

          "4. Analysis of legislation establishing a code for U.S. arms transfers, e.g. no sales to governments that violate human rights of their own citizens, engage in aggression against neighbors, come to power through undemocratic means or ignore international arms-control arrangements."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     GM sells military equipment and services only in full compliance with the stringent United States regulations that control where products can be sold overseas and what products may be exported. GM has in place procedures to ensure that foreign military sales are made in strict compliance with all applicable United States laws and regulations. In fact, a majority of GM's military sales are actually sales to the United States Government, which then sells the products to foreign concerns.

     Most of the information requested by the stockholders, such as contract terms and sales procedures, is business sensitive. Disclosure of this information would disadvantage GM against its competitors.

     The Board of Directors believes that the proposed detailed and comprehensive report would only be of limited use to the great majority of the Company's stockholders. However, if enacted, this proposal would entail substantial alterations to the current reporting system which would adversely impact efforts toward cost containment.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER'S PROPOSAL, ITEM NO. 5. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

                                   ITEM NO. 6

     Mercy Consolidated Assets Management Program, 20 Washington Square North, New York, NY 10011, owners of 100 shares of Common Stock; the Benedictine Sisters, 3120 W. Ashby, San Antonio, TX 78228, owners of 170 shares of Common Stock; the Province of St. Mary of the Capuchin Order Inc., St. Conrad Friary-Provincialate, 30 Gedney Park Drive, White Plains, NY 10605, owners of 4,000 shares of Common Stock; Alice Lida Cochran, 665 S. Skinner Blvd., St. Louis, MO 63105, owner of 230 shares of Common Stock; Mary C. Leibman, 4331 Gillham Road, Kansas City, MO 64110, owner of 500 shares of Common Stock; Retirement Plans for Employees of the Sisters of Mercy Regional Community of Detroit, 34605 Twelve Mile Road, Farmington Hills, MI 48331-3221, owners of 8,300 shares of Common Stock; the Sisters of Charity of Halifax, Nova Scotia, Mount St. Vincent Motherhouse, 150 Bedford Highway, Halifax, Nova Scotia B3M 3J5, owners of 5,000 shares of Common Stock; Board of Pensions of the Evangelical Lutheran Church in America, 800 Marquette Avenue, Suite 1050, Minneapolis, MN 55402-2885, owners of 85,200 shares of Common Stock; the School Sisters of Notre Dame, 320 East Ripa Avenue, St. Louis, MO 63125-2897, owners of 100 shares of Common Stock; Sisters of the Order of St. Dominic, 555 Albany Avenue, Amityville, NY 11701, owners of 3,000 shares of Common Stock; Loretto Literary and Benevolent Institution of Kentucky, Loretto Motherhouse, Nerinx, KY 40049-9999, owners of 924 shares of Common Stock; the Sisters of Mercy, Regional Community of Chicago, P.O. Box 525, Aurora, IL 60507, owners of 800 shares of Common Stock; Sisters of Mercy of Connecticut, Inc., Regional Community of Connecticut, 249 Steele Road, West Hartford, CT 06117, owners of 1,800 shares of Common Stock; Sisters of Divine Providence, St. Anne Convent, Melboure, KY 41059, owners of 3,000 shares of Common Stock; the Community of the Sisters of St. Dominic of Caldwell, NJ, 52 Old Swartswood Station Road, Newton, NJ 07860, owners of 100 shares of Common Stock; Convent Academy of the Incarnate Word, 2930 South Alameda, Corpus Christi, TX 78404, owners of more than $1,000 market value of Common Stock; the Immaculate Heart Missions, 4651 North 25th Street, Arlington, VA 22207, owners of 100 shares of Common Stock, have given notice that they intend to present at the annual meeting the following resolution:

                                "GENERAL MOTORS

     "WHEREAS NAFTA, the North American Free Trade Agreement and GATT, the General Agreement on Trade and Tariffs, have emphasized the debate surrounding U.S. corporations in Mexican maquiladora operations; critics deplore marginal survival wages paid Mexican maquiladora employees by a majority of U.S. companies, even though those employees work productively and efficiently;

     "In 1982, the average Mexican blue collar employee worked 8.1 hours to buy the basic basket of food: beef, beans, tortillas, tomatoes, sugar, eggs and milk. In 1986, it was 12.7 hours and by 1993, 21.9 hours. (Dallas Morning News, 8/14/94)

     "A 1994 market basket survey states that a maquiladora worker labors 69.0 minutes to purchase 5 lbs. of rice in comparison to the 13.5 minutes of a U.S. worker. The purchasing power required by the maquiladora worker for aspirin is 153.8 minutes versus 19.3 minutes for the U.S. worker; American cheese, 214.3 to 12.6; chicken legs, 54.5 to 5.0; bananas, 20.4 to 2.3. (Market Basket Survey, Ruth Rosenbaum, 1994)

     "General Motors in a continuing dialog with shareholders in lieu of a shareholder resolution recognized `a market basket survey would be useful in obtaining a meaningful measure of poverty levels for the regions in which GM maquiladoras are located' and promised, if necessary, to `move ahead unilaterally to develop a (market basket) protocol' (March 5, 1993 GM letter); then in November withdrew their promise.

     "WHEREAS the U.S. and Mexico could build a healthy model of North-South integration for the 21st century IF Mexico is recognized not just as a trading partner but as a country that contains fellow workers and global citizens with whom we share much more than trade.

     "WHEREAS the socially conscious proponents of this resolution firmly believe there is a need for strict, enforceable standards of conduct for corporations operating in Canada, Mexico and the United States. One expectation, based on NAFTA, is that Mexican wages will rise, thereby raising the standard of living of Mexican workers and their families. However, we believe this will not happen unless corporations commit to paying wages substantially higher than marginal survival wages paid in the maquiladoras.

     "General Motors did conduct an extensive housing survey of their maquiladora workers and are to be congratulated for beginning to correct the substandard conditions found; it is important that our company similarly review maquiladora operations including: minimum and average wages paid to employees; how these compare with local cost of living and poverty level; other methods of compensation such as profit sharing, special trust funds to finance infrastructure improvements in nearby neighborhoods where employees live. The proponents of this resolution recommend the review contain a market basket survey.

     "RESOLVED The shareholders request management to initiate a review of wages and benefits paid and environmental standards upheld in its Maquiladora Operations. A summary report of findings of the review and consequent recommendations for changes in policy and/or practice in light of our company's survey should be available to shareholders upon request within six months of the 1995 annual meeting."

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THE ADOPTION OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Since 1990, GM has been meeting with the sponsors of this proposal to review issues raised with respect to our employees' compensation and living conditions in the maquiladora plants in Mexico. General Motors values all of its employees, and strives to ensure that its compensation practices meet and exceed their basic needs. In this regard, the Corporation believes that wages and benefits provided to our maquiladora workers reflect local competitive practices, are substantially above minimum wage requirements of Mexican law and are attractive to Mexican workers. In addition, GM complies with, and in some cases exceeds, provisions in the laws of Mexico which govern annual profit sharing, employee bonus payments and contributions to various social funds.

     The vast majority of GM employees in the maquiladora plants are represented by recognized Mexican labor unions. These unions negotiate with management regarding wages, benefits and working conditions, as is the case in the U.S., Canada and many other countries where GM operates. Further, GM believes that the conclusions drawn from the Market Basket Survey cited by the sponsors of this proposal do not account for the differences between U.S. and local Mexican compensation practices and customs. Specifically, the survey ignores the fact that GM's maquiladora workers receive additional compensation in the forms of cash or non-cash benefits, which are tax effective to the employee and used to pay for or offset the cost of many routine living and household expenses.

     The resolution also refers to environmental issues. General Motors is concerned about the environment and the well-being of its employees and their communities not only in Mexico but everywhere that GM has a presence. In 1994, GM initiated an environmental report that discusses in detail environmental initiatives and challenges for U.S. automotive operations. The GM Environmental Report reflects GM's commitment to increased public accountability in this area as evidenced last year by the mutual endorsement of the CERES (Coalition for Environmentally Responsible Economies) Principles and the GM Environmental Principles. As discussed with CERES, information on activities in Mexico and Canada will be in the 1995 GM Environmental Report and information on other international operations and subsidiaries will be phased into the report over time. Moreover, in April 1994, GM entered into an agreement with Mexico's environmental agency (formerly known as SEDESOL) to conduct environmental audits at GM facilities in Mexico and is presently implementing the program. GM was one of the first industries in Mexico to voluntarily audit their facilities under this program.

     With its commitment to relevant provisions of the North American Free Trade Agreement (NAFTA) and the side agreements addressing labor and environmental issues, GM continues to do its part as a responsible corporate citizen to address these important issues and will continue to make all relevant information available to its stockholders. Further, GM believes that its presence in Mexico has had a favorable impact on the standard of living of Mexican workers in the region. With respect to the recent peso devaluation, GM will continue to monitor the impact on the living standards of its employees. Since December 1994, GM has maintained the confidence of its workforce by making competitive wage adjustments which exceed the government mandated minimum requirements. GM operations in Mexico must both recognize and manage within the economic objectives of the Mexican government. Excessive wage increases within Mexico would fuel inflation and the net effect for the employees would be a loss of economic position. For the foregoing reasons, the Board believes that the proposal and action it calls for are unnecessary and not in the best interests of the Corporation or its stockholders.

     THE BOARD OF DIRECTORS FAVORS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL, ITEM NO. 6. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A DIFFERENT CHOICE.

EXPENSES OF SOLICITATION

     The cost of this solicitation of proxies will be borne by the Corporation. General Motors will solicit proxies by mail and the directors, officers and employees of GM may also solicit proxies by telephone, telegram or personal contact. These persons will receive no additional compensation for such services. In addition, General Motors has retained
                                       33

Morrow & Co., Inc., to assist in soliciting proxies for a fee of up to $50,000, plus reasonable out-of-pocket expenses. The Corporation will reimburse brokers and other stockholders of record for their expenses in forwarding proxy material to beneficial owners.

OTHER MATTERS

     The enclosed proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to all matters which may come before the meeting in addition to the scheduled items of business, including any stockholder proposal omitted from the Proxy Statement and form of proxy pursuant to the Proxy Rules of the Securities and Exchange Commission and matters incident to the conduct of the meeting. At the time this Proxy Statement went to press, the Board of Directors did not know of any other matter which may properly be presented for action at the meeting, but the enclosed proxy confers the same discretionary authority with respect to any such other matter.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THE ENCLOSED PROXY. YOUR PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION IS APPRECIATED.

                                         By order of the Board of Directors,

                                         SHARLENE A. VICKERY, Secretary

April 10, 1995

- --------------------------------------------------------------------------------
                              RESULTS OF THE ANNUAL MEETING
                              The results of the voting at the annual
                              meeting will be made available to all
                              stockholders. Any stockholder desiring a
                              transcript of the meeting may obtain it by
                              writing to General Motors Corporation, Room
                              11-243, General Motors Building, Detroit,
                              Michigan 48202.
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                              1995 ENVIRONMENTAL REPORT
                              Any stockholder desiring a copy of the 1995
                              General Motors Environmental Report may
                              obtain it by writing to General Motors
                              Corporation, Environmental and Energy Staff,
                              12th Floor, General Motors Building, Detroit, Michigan 48202. This report provides information on the environmental aspects of
                              GM's products and operations.
- --------------------------------------------------------------------------------

IMPORTANT!
Stockholders are encouraged to specify their choices by marking the appropriate boxes on the enclosed proxy. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; merely sign, date and return the proxy in the enclosed envelope, postage for which has been provided. THE PROXY COMMITTEE CANNOT VOTE
YOUR SHARES UNLESS YOU SIGN AND RETURN THE
ENCLOSED PROXY.


[RECYCLE LOGO]
Printed on recycled paper

 GM                      GENERAL MOTORS CORPORATION
- ----                    PROXY/VOTING INSTRUCTION CARD

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
          HOLIDAY INN DOWNTOWN, 700 KING STREET, WILMINGTON, DELAWARE
                   FRIDAY, MAY 26, 1995, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the COMMON STOCK, CLASS E COMMON STOCK AND CLASS H COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H. Bryan,
T. E. Everhart, C. T. Fisher, III, J. W. Marriott, Jr., A. D. McLaughlin,
P. H. O'Neill, E. T. Pratt, Jr., J. G. Smale, J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1995 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE TO PROXY DEPARTMENT, AGENT FOR GENERAL MOTORS CORPORATION, P.O. BOX 2086, BOSTON, MA 02106-9973.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD.

P
R
O
X
Y

                                                               SEE REVERSE
                                                                  SIDE
                                 1

           PLEASE MARK
           VOTES AS IN
   /X/     THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST"
ITEMS 3-6

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                   FOR     WITHHELD                                   FOR     AGAINST    ABSTAIN
1. Election of     / /        /  /         2. Ratify                  / /       / /       / /
   Directors                                  selection of
                                              Independent
                                              Accountants
- -----------------------------------
For, except vote withheld from the
above nominee(s):


THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF
COMMON STOCK, CLASS E COMMON STOCK AND CLASS H COMMON STOCK.

This proxy/voting instruction card will be voted
"AGAINST" Items 3-6 if no choice is specified.

                         FOR     AGAINST   ABSTAIN

 3. Stockholder          / /       / /       / /
    proposal on
    political
    contributions

 4. Stockholder          / /       / /       / /
    proposal on
    cumulative voting

 5. Stockholder          / /       / /       / /
    proposal on
    foreign military
    sales

 6. Stockholder          / /       / /       / /
    proposal on
    GM's operations
    in Mexico


            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: ______________________________________________ Date _____________
    Signature: ______________________________________________ Date _____________

 GM                      GENERAL MOTORS CORPORATION
- ----                    PROXY/VOTING INSTRUCTION CARD                   COMMON

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
          HOLIDAY INN DOWNTOWN, 700 KING STREET, WILMINGTON, DELAWARE
                   FRIDAY, MAY 26, 1995, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H. Bryan, T. E. Everhart, C. T. Fisher, III, J. W. Marriott, Jr., A. D. McLaughlin, P. H. O'Neill, E. T. Pratt, Jr., J. G. Smale, J. F. Smith, Jr., L. W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1995 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD.

                                                               SEE REVERSE
                                                                  SIDE
                                 1

           PLEASE MARK
           YOUR VOTE
   /X/     WITH AN X.                                            COMMON

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST"
ITEMS 3-6

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                   FOR     WITHHELD                                   FOR     AGAINST    ABSTAIN
1. Election of     / /        /  /         2. Ratify                  / /       / /       / /
   Directors                                  selection of
                                              Independent
                                              Accountants
- -----------------------------------
For, except vote withheld from the
above nominee(s):


THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF
COMMON STOCK.

This proxy/voting instruction card will be voted
"AGAINST" Items 3-6 if no choice is specified.

                         FOR     AGAINST   ABSTAIN

 3. Stockholder          / /       / /       / /
    proposal on
    political
    contributions

 4. Stockholder          / /       / /       / /
    proposal on
    cumulative voting

 5. Stockholder          / /       / /       / /
    proposal on
    foreign military
    sales

 6. Stockholder          / /       / /       / /
    proposal on
    GM's operations
    in Mexico


            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: ______________________________________________ Date _____________
    Signature: ______________________________________________ Date _____________

 GM                      GENERAL MOTORS CORPORATION
- ----                    PROXY/VOTING INSTRUCTION CARD                  CLASS H

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
          HOLIDAY INN DOWNTOWN, 700 KING STREET, WILMINGTON, DELAWARE
                   FRIDAY, MAY 26, 1995, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the CLASS H COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H.
Bryan, T. E. Everhart, C. T. Fisher, III, J. W. Marriott, Jr., A. D.
McLaughlin, P. H. O'Neill, E. T. Pratt, Jr., J. G. Smale, J. F. Smith, Jr., L.
W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1995 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD.

                                                               SEE REVERSE
                                                                  SIDE
                                 1

           PLEASE MARK
           YOUR VOTE
   /X/     WITH AN X.                                            CLASS H

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST"
ITEMS 3-6

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                   FOR     WITHHELD                                   FOR     AGAINST    ABSTAIN
1. Election of     / /        /  /         2. Ratify                  / /       / /       / /
   Directors                                  selection of
                                              Independent
                                              Accountants
- -----------------------------------
For, except vote withheld from the
above nominee(s):


THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF
CLASS H COMMON STOCK.

This proxy/voting instruction card will be voted
"AGAINST" Items 3-6 if no choice is specified.

                         FOR     AGAINST   ABSTAIN

 3. Stockholder          / /       / /       / /
    proposal on
    political
    contributions

 4. Stockholder          / /       / /       / /
    proposal on
    cumulative voting

 5. Stockholder          / /       / /       / /
    proposal on
    foreign military
    sales

 6. Stockholder          / /       / /       / /
    proposal on
    GM's operations
    in Mexico


            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: ______________________________________________ Date _____________
    Signature: ______________________________________________ Date _____________

 GM                      GENERAL MOTORS CORPORATION
- ----                    PROXY/VOTING INSTRUCTION CARD                  CLASS E

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS
          HOLIDAY INN DOWNTOWN, 700 KING STREET, WILMINGTON, DELAWARE
                   FRIDAY, MAY 26, 1995, 9:00 A.M. LOCAL TIME

     The undersigned authorizes John F. Smith, Jr., J. Michael Losh and Harry J. Pearce and each of them as the Proxy Committee, to vote the CLASS E COMMON STOCK of the undersigned upon the nominees for Director (A. L. Armstrong, J. H.
Bryan, T. E. Everhart, C. T. Fisher, III, J. W. Marriott, Jr., A. D.
McLaughlin, P. H. O'Neill, E. T. Pratt, Jr., J. G. Smale, J. F. Smith, Jr., L.
W. Sullivan, D. Weatherstone, T. H. Wyman), upon the other Items shown on the reverse side, which are described and page referenced in the Table of Contents (page i) to the Proxy Statement, and upon all other matters which may come before the 1995 Annual Meeting of Stockholders of General Motors Corporation, or any adjournment thereof.

     This card also provides voting instructions for shares held in the various employee savings/incentive plans of General Motors and its subsidiaries as described in the Proxy Statement. IF REGISTRATIONS ARE NOT IDENTICAL, YOU MAY RECEIVE MORE THAN ONE SET OF PROXY MATERIALS. PLEASE SIGN AND RETURN ALL CARDS YOU RECEIVE.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS PROXY/VOTING INSTRUCTION CARD.

                                                               SEE REVERSE
                                                                  SIDE
                                 1

           PLEASE MARK
           YOUR VOTE
   /X/     WITH AN X.                                            CLASS E

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1-2 AND "AGAINST"
ITEMS 3-6

This proxy/voting instruction card will be voted "FOR" Items 1-2 if no choice is specified.

                   FOR     WITHHELD                                   FOR     AGAINST    ABSTAIN
1. Election of     / /        /  /         2. Ratify                  / /       / /       / /
   Directors                                  selection of
                                              Independent
                                              Accountants
- -----------------------------------
For, except vote withheld from the
above nominee(s):


THIS PROXY/VOTING INSTRUCTION CARD REPRESENTS YOUR HOLDINGS OF
CLASS E COMMON STOCK.

This proxy/voting instruction card will be voted
"AGAINST" Items 3-6 if no choice is specified.

                         FOR     AGAINST   ABSTAIN

 3. Stockholder          / /       / /       / /
    proposal on
    political
    contributions

 4. Stockholder          / /       / /       / /
    proposal on
    cumulative voting

 5. Stockholder          / /       / /       / /
    proposal on
    foreign military
    sales

 6. Stockholder          / /       / /       / /
    proposal on
    GM's operations
    in Mexico


            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

            NOTE: Please add your title if you are signing as Attorney,
                  Administrator, Executor, Guardian, Trustee or in any other representative capacity.

    Signature: ______________________________________________ Date _____________
    Signature: ______________________________________________ Date _____________

                                     2